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                                                                   EXHIBIT 10.1



                       AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     This Amendment No. 2 (the "Amendment") to the Employment Agreement dated April 28, 1997 (as previously amended by Amendment No. 1 to the Employment Agreement dated as of July 23, 1997, the "Employment Agreement") between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company") and CONSTANTINOS I. COSTALAS (the "Executive") is hereby entered into as of January 5, 1998 by and between the Company, Executive and V-L Holdings Corp. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

     WHEREAS, in connection with the proposed merger between the Company and ValueVision International, Inc., a Minnesota corporation ("ValueVision"), pursuant to the Agreement and Plan of Reorganization and Merger dated as of the date hereof by and among the Company, ValueVision and V-L Holdings Corp. ("V-L Holdings") (the "Merger Agreement"), the Company and the Executive wish to modify certain provision of the Employment Agreement (which modifications will be null and void if the transactions contemplated by the Merger Agreement are not consummated);

     WHEREAS, the Company, the Executive and V-L Holdings agree that the terms of this Amendment shall only become effective immediately preceding consummation of the transactions contemplated by the Merger Agreement; and

     WHEREAS, V-L Holdings is a party to this Amendment only for purposes of paragraph 8 below.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to the following amendments to the Employment Agreement, subject to Paragraph 8 of this
Amendment:

     1. Term. Section 3 is hereby amended to delete the first sentence and replace it with the following: "The Executive's employment under this Agreement shall commence as of the date of this Agreement (the "Commencement Date") and shall, unless sooner terminated in accordance with the provisions hereof, continue uninterrupted for a term expiring on the date (the "Termination Date") that is eighteen (18) months after the Effective Time (as defined in the Merger Agreement), unless sooner terminated in accordance with the provisions herein."

     2. Change in Control. Section 10(a) is hereby amended to insert the following sentence at the end of the paragraph: "; provided, however, that a "Change in Control" shall not include any of the transactions contemplated by, or taken in connection with, the Merger Agreement."

     3. Change in Control. Section 10(a)(iii) is hereby amended to read as follows: "All allowances and benefits, as contained in Sections 4(c)-(d), 5 and 7 of this Agreement, shall be continued for the full Term of this Agreement, as defined in Section 3 of this Agreement; and"

     4.   Change in Control.  Section 10(b) of the Agreement is hereby deleted.

     5. Change in Control. Following the Effective Time (as defined in the Merger Agreement), Section 10(d) is hereby amended in its entirely to read:

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          "As used in this Section 10, a "Change in Control" shall be deemed to have taken place if: (i) subsequent to the date of this Agreement, any "Person" (including any individual, firm, corporation, partnership or other entity except the Executive, V-L Holdings, the Company or any employee benefit plan of V-L Holdings or the Company or of any Affiliate or Associate (each as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), and any Person or entity organized, appointed or established by V-L Holdings or the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner in the aggregate of twenty percent (20%) or more of the Common Stock of V-L Holdings then outstanding; or
          (ii) during the Term of this Agreement, individuals who, as of the date of the Effective Time (as defined in the Merger Agreement), constituted the Board of V-L Holdings cease for any reason to constitute a majority thereof."

     6. Retention Payment. Section 10 is hereby amended to include the following new subparagraph (f): "Notwithstanding anything to the contrary herein, if the Executive maintains continuous employment with the Company on the terms and conditions hereunder for the period commencing on the date hereof and ending on the Termination Date, the Executive shall be entitled to receive a lump sum payment in the amount of $975,000 on the Termination Date (the "Retention Payment"), provided that if the Executive's employment is terminated at any time during the period commencing on the Effective Time and ending on the Termination Date by reason of (and only by reason of) the Executive's death or Total Disability, by the Company without "Cause" or by the Executive's resignation for "Good Reason", then the Executive (or the Executive's estate, as the case may be) shall be entitled to receive the Retention Payment within thirty (30) days from the date of such termination of employment. If, as a result of any of the foregoing events, the Executive is entitled to receive the Retention Payment, the Company shall have no further liability or obligations hereunder to the Executive (other than to make the Retention Payment and to provide the allowances and benefits in accordance with Section 4(c)-(d),
Section 5 and Section 7 to Executive) (including with respect to any of the payments and benefits set forth in Section 9). Notwithstanding anything to the contrary herein, if a "Change in Control" occurs at any time prior to the Termination Date, this Section 10(f) shall be null and void upon the occurrence of such Change in Control and the Executive shall under no circumstances be entitled to receive the Retention Payment (or any portion thereof); provided, however, that Executive shall be entitled to receive all benefits to which Executive is then entitled to under Section 10(a) hereof.

     7. Section 280G of the Tax Code. Section 10(e) is hereby amended to insert the words "and Section 10(f)" after every reference to "Section 10(a)."

     8.   Guaranty.  The following Section 15 is hereby added to the Agreement:

          "15. Guaranty. Effective only in the event of the consummation of the transactions contemplated by the Merger Agreement, V-L Holdings shall guaranty in full the payment of all amounts due to Executive under the Employment Agreement."

     9. Entire Agreement. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties pertaining to the subject matter hereof and fully

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supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

     10. Full Force and Effect. Except as expressly amended in this Amendment, the Employment Agreement shall remain in full force and effect.

     11. Termination of Amendment. Notwithstanding anything to the contrary herein, this Amendment shall immediately and automatically terminate and have no further force and effect upon the termination or expiration, if any, of the Merger Agreement, in accordance with the provisions thereunder. In the event of any such termination of this Amendment, the Employment Agreement shall remain in full force and effect.

     12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              NATIONAL MEDIA CORPORATION


                         By:   /s/ Brian J. Sisko
                            ----------------------------------------------
                              Name:  Brian J. Sisko
                              Title:  Senior Vice President


                              V-L HOLDINGS CORP.


                         By:    /s/ Robert L. Johander
                            ----------------------------------------------
                              Name:  Robert L. Johander
                              Title:  President



                                /s/ Constantinos I. Costalas
                            ----------------------------------------------
                              CONSTANTINOS I. COSTALAS

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